UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 7, 2006

                  Citibank (South Dakota), National Association
                                  on behalf of
                       Citibank Credit Card Master Trust I
            (Issuing Entity in respect of the Collateral Certificate)
                                       and
                       Citibank Credit Card Issuance Trust
           (Issuing Entity in respect of the Citiseries Class A notes,
                        Class B notes and Class C notes)
               (Exact name of registrant as specified in charter)

    United States of America                            46-0358360
        (State or other                    (I.R.S. Employer Identification No.)
jurisdiction of incorporation)

                                   333-121228
                            (Commission File Number)

      701 East 60th Street, North
       Sioux Falls, South Dakota                            57117
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (605) 331-2626 (Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

         On March 7, 2006, Citibank Credit Card Issuance Trust issued a tranche of Notes of the Citiseries entitled Floating Rate Class 2006-B1 Notes of March 2009 (Legal Maturity Date March 2011) in the principal amount of $600,000,000. The terms of the Class 2006-B1 Notes are set forth in the Terms Document dated March 7, 2006 and attached hereto as Exhibit 4.

         Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture dated as of September 26, 2000, as amended by Amendment No. 1 thereto dated as of November 14, 2001, each between the issuance trust and Deutsche Bank Trust Company Americas, as trustee.


Item 9.01    Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.

       The following exhibit is filed herewith:

             Exhibit 4 Terms Document dated March 7, 2006 with respect to the Citiseries Class 2006-B1 Notes


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


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CITIBANK (SOUTH DAKOTA),
                               NATIONAL ASSOCIATION,
                            as Depositor and Servicer of Citibank Credit Card Master Trust I and as Depositor and Managing Beneficiary of Citibank Credit Card Issuance Trust
                           (Registrant)


                      By: /s/  Douglas C. Morrison
                          ------------------------------
                               Douglas C. Morrison
                                 Vice President


Dated:  March 8, 2006


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


                                  EXHIBIT INDEX


Exhibit No.     Description

     4 Terms Document dated March 7, 2006 with respect to the Citiseries Class 2006-B1 Notes



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